UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2022

ImmuCell Corporation
(Exact name of registrant as specified in its charter)

DE	001-12934	01-0382980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 Evergreen Drive Portland, Maine	04103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 207-878-2770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	ICCC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 23, 2022, ImmuCell Corporation (the "Company") entered into definitive agreements covering certain secured term credit facilities with Gorham Savings Bank in the aggregate additional principal amount of $2.0 million, bearing interest at the rate of 3.58% per annum. This new debt was blended together with the $4,233,956 in principal then outstanding under the Company’s mortgage note to create a new mortgage obligation in the amount of $6,233,956 that is subject to repayment on the basis of a 20-year amortization schedule payable over a 10-year term bearing interest at the blended rate of 3.53% per annum, under which a balloon payment of approximately $3,660,699 plus accrued interest would become due on March 11, 2032. The loan proceeds will be used to provide additional working capital. The Company also extended its $1 million line of credit agreement with Gorham Savings Bank that bears interest at a variable rate equal to the National Prime Rate plus 0.00% per annum through March 11, 2024. In connection with this financing, the bank debt covenant requiring a minimum debt service coverage ratio of 1.35 was reduced to 1.00 for the year ending December 31, 2022.

The credit facilities are secured by mortgages and security interests with respect to substantially all of the Company’s assets. The Company’s failure to make timely payments of principal and interest, or otherwise to comply with the terms of its agreements with Gorham Savings Bank, would entitle the lender to accelerate the maturity of such debt and demand repayment in full.

The Allonge to and Amendment of the Term Note and the Mortgage Modification Agreement executed in connection with these credit facilities are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits relating to Item 2.03 shall be deemed to be furnished, and not filed.

99.1	Allonge to Amendment of Term Note
99.2	Mortgage Modification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2022

IMMUCELL CORPORATION

By:	/s/ Michael F Brigham
Michael F. Brigham
President, Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Allonge to and Amendment of Term Note, dated March 23, 2022, between the Company and Gorham Savings Bank, amending the Term Note for $5,100,000 given by the Company to Gorham Savings Bank dated March 11, 2020.

EX-99.2	Mortgage Modification Agreement, dated March 23, 2022, between the Company and Gorham Savings Bank, amending the Mortgage Deed dated March 11, 2020 executed by the Company in favor of Gorham Savings Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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